Exhibit 99.1

DATA443 SIGNS LETTER OF INTENT TO ACQUIRE RANSOMWARE PROTECTION INNOVATOR, CENTURION TECHNOLOGIES®

With over 3,000,000 seats sold in all regions of the world, Centurion Technologies’ patented ransomware generated unaudited revenues of nearly $1MM in 2020 and net positive cash from operations

RESEARCH TRIANGLE PARK, NC, August 9, 2021 – Data443 Risk Mitigation, Inc. (“Data443” or the “Company”) (OTCPK: ATDS), a leading data security and privacy software company, today announced that it has executed a letter of intent to acquire certain assets of Centurion Technologies I, LLC (“Centurion”), a leading provider of ransomware protection and workstation security, DLP and related management software, and the innovator of Reboot/Restore Hard Drive Protection technology. The terms of the transaction were not disclosed.

What is Centurion:

●	Recognized as the leading technical component to comply with major requirements for the new mandates from the Cybersecurity & Infrastructure Security Agency (CISA) as mandated by the White House & Biden Administration.
●	Long-time patent owner of Reboot/Restore system technology for virus attack & ransomware recovery, SmartShield®.
●	Additional capabilities include remote device management, DLP, advanced software distribution capabilities, and scheduled device operations.
●	Fully capable in distributed (laptops, desktops), virtual-dense (VDI), and server environments (VM, Hyper-V).
●	Built for purpose in native cloud environments (Google Cloud, Microsoft Azure, AWS) – including the recently announced Microsoft Windows 11, Microsoft Windows 365, and Amazon WorkSpaces.
●	Native integration to other leading AV vendors such as McAfee, Norton, Microsoft Defender.
●	Over 3 million licenses deployed worldwide, heavy concentration in USA and ASIAPAC
●	Protecting myriad markets, including education, public library, enterprise, government, healthcare, banking, and home environments worldwide.
●	Large focus on the consumer marketplace – marketing and support.
●	Served in military missions including “Enduring Freedom” and other user compute hostile environments.

Why it matters:

●	Expected to close at the same time as the imminent major market uplist.
●	Ransomware is the #1 cyber threat to businesses in 2021, with no indications of changing.
●	Combined with other capabilities (Classification, Discovery, Migration, Encryption) – offering becomes wholly unique and incredibly valuable to customers.
●	Acquisition will deliver valuable intellectual property and patents, customers, and extensive partner portfolio and integrations to Data443.
●	Continued product offerings for the consumer marketplace, which presents significant growth opportunities.
●	Available for on-premises and via Cloud SaaS Deployments

Jason Remillard, Founder and CEO of Data443 commented, “The effects of the SolarWinds hack, Colonial Pipeline attack, JBS Food processor shutdown and CNA insurance attack – to only mention a very select few – continue to demonstrate an ongoing and pervasive threat to all nations and all citizens in high-risk scenarios. This is no longer a game played by script kiddies – these attacks are malicious, callous, and highly damaging.”

“Just last Friday, I received an urgent call from a partner, who in turn had received an even more urgent call from a large power generation organization based in the US. Due to the new CISA guidance as directed by the White House, this organization had to both report on its current cyber response state AND have a full remediation plan in place – regardless of cost – by this Thursday. Similar scenarios are playing out daily across America – and won’t be for just pipeline and nuclear power providers. This will be for banks, hospitals, state and local government – anywhere there is a risk to life, freedom, or financial resources,” continued Mr. Remillard.

“Theft, extortion, leakage of employee and customer data, and mass downtime are some of the most damaging activities that can be subjected to any organization. Indeed, some do not even survive. Our mission has always been to discover, categorize and protect all data. Centurion fits perfectly into our mission. Combined with our existing commercial offerings, there is a great fit with our open-source community organizations which are both commercial (over 8,000 now) and pure open-source (over 450,000). The patented technology, the additional pure EBIT and existing massive customer base, the staff and timing are perfect for Data443 as we continue to grow and gain velocity to our eventual senior market uplist.”

“The Data443 team has all of the extra capabilities we’ve been looking for in a partner and ultimately – an acquirer. Fantastic product line, excellent execution in the marketplace, and a storyline that matches up with customer needs. We are excited to be a part of this story and look forward to the future!” commented Tripp Manheimer, President of Centurion Technologies.

The transaction will complete the terms of an OEM agreement with Centurion executed in early 2021. Closing is subject to due diligence and traditional closing conditions. Anticipated closing will be immediately after the major market uplist.

About Data443 Risk Mitigation, Inc.

Data443 Risk Mitigation, Inc. (OTCPK: ATDS), is an industry leader in All Things Data Security™, providing software and services to enable secure data across local devices, network, cloud, and databases, at rest and in flight. Its suite of products and services is highlighted by:

(i) Data443® Ransomware Recovery Manager™, built for the modern enterprise, its capabilities are designed to recover a workstation immediately upon infection to the last known business-operable state, without any end user or IT Administrator efforts;

(ii) Data Identification Manager™ (previously marketed as ClassiDocs™ and FileFacets®), the Company’s award-winning data classification and governance technology, which supports CCPA, LGPD and GDPR compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops;

(iii) Data Archive Manager™ (previously marketed as ArcMail®), a leading provider of simple, secure and cost-effective enterprise data retention management, archiving and management solutions;

(iv) Sensitive Content Manager™ (ARALOC™), a market leading secure, cloud-based platform for the management, protection and distribution of digital content to the desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from leakage — malicious or accidental — without impacting collaboration between all stakeholders;

(v) Data Placement Manager™ (previously marketed as DATAEXPRESS®), the leading data transport, transformation and delivery product trusted by leading financial organizations worldwide;

(vi) Access Control Manager™ (previously marketed as Resilient Access™), enables fine-grained access controls across myriad platforms at scale for internal client systems and commercial public cloud platforms like Salesforce, Box.Net, Google G Suite, Microsoft OneDrive and others;

(vii) Data Identification Manager™ (previously marketed as ClassiDocs™) for Blockchain, provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks;

(viii) Data443® Global Privacy Manager™, the privacy compliance and consumer loss mitigation platform which is integrated with Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process Data Privacy Access Requests – removal request – with inventory enables the full lifecycle of Data Privacy Access Requests, Remediation, Monitoring and Reporting;

(ix) IntellyWP, a leading purveyor of user experience enhancement products for webmasters for the world’s largest content management platform, WordPress;

(x) Data443® Chat History Scanner, which scans chat messages for Compliance, Security, PII, PI, PCI & custom keywords; and

(xi) GDPR Framework, The CCPA Framework and LGPD Framework WordPress plugins, with over 30,000 active site owners combined, enables organizations of all sizes to comply with European, California and Brazilian privacy rules and regulations.

For more information, please visit http://www.data443.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Data443’s plans, objectives, future opportunities for Data443’s services, future financial performance and operating results and any other statements regarding Data443’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions, many of which are beyond Data443’s control, and which could cause actual results to differ materially from the results expressed or implied by the statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and include, without limitation, results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending; global economic conditions; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and integration of acquisitions; product liability; cybersecurity risk; anti-takeover measures in our charter documents; and, the uncertainties created by the ongoing outbreak of a respiratory illness caused by the 2019 novel coronavirus that was recently named by the World Health Organization as COVID-19. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under (i) “Part I, Item 1A. Risk Factors”, in our Registration Statement on Form 10 filed with the SEC on January 11, 2019 and amended on April 24, 2019; (ii) “Part I, Item 1A. Risk Factors”, in our Annual Report on Form 10-K filed with the SEC on March 23, 2021; and, (iii) subsequent filings. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

The Data443™ logo, ClassiDocs™ logo, ARALOC™ logo, ARCMAIL®, DATAEXPRESS® and FILEFACETS® are all registered trademarks of Data443 Risk Mitigation, Inc.

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All other trademarks cited herein are the property of their respective owners.

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Investor Relations Contact:

Matthew Abenante

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919.858.6542